UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2009

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11549 (Commission File Number)	63 0780521 (I.R.S. Employer Identification No.)
4909 SE International Way, Portland, Oregon 97222 (Address of principal executive offices) (Zip Code)
(503) 653-8881 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2009, Blount, Inc. (“Blount”), a wholly-owned subsidiary of Blount International, Inc. (the “Company”), entered into an amendment (the “Amendment”) to Blount’s Amended and Restated Credit Agreement, dated as of August 9, 2004, pursuant to which General Electric Capital Corporation acts as administrative agent (the “Credit Agreement”).

The Amendment, among other things, extends the maturity date of Blount’s revolving credit facility from August 9, 2009 to August 9, 2010 and reduces the size of the revolving credit facility from $150 million to $90 million. The Company reduced the size of the revolving credit facility to better align borrowing capacity with working capital needs and minimize future costs related to undrawn amounts.  The Amendment also increases the interest rate of the revolving credit facility from LIBOR plus 1.75% to LIBOR plus 5.00% and establishes a minimum interest rate of 7.50%.  The Amendment does not affect the term loan facility that is also governed by the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.,

Dated: May 4, 2009	By:	/s/ Richard H. Irving III
Name: Richard H. Irving III
Title: Senior Vice President, General Counsel and Secretary